UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2013

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction

of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of Principal Executive Offices)	(Zip Code)

(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 6, 2013, the effective time of the merger of Annapolis Bancorp, Inc. with and into F.N.B. Corporation, the common stock warrant issued by Annapolis Bancorp to the U.S. Department of the Treasury in January 2009 pursuant to the Treasury Department’s Capital Purchase Program, was converted into a warrant to purchase up to 342,563.96 shares of the common stock of F.N.B., par value $0.01 per share, at an initial exercise price of $3.570 per share, and otherwise containing substantially the same terms as the original Annapolis Bancorp warrant. F.N.B.’s issuance of that warrant to the Treasury Department was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

The F.N.B. warrant is immediately exercisable. It contains customary anti-dilution provisions which call for adjustments to be made to the exercise price and the number of shares of F.N.B. common stock purchasable under the warrant if there are changes to the capitalization of F.N.B. resulting from events such as stock splits, distributions of securities or other assets to holders of F.N.B. common stock, and certain issuances of F.N.B. common stock at or below a specified price relative to the then-current market price of F.N.B. common stock. The warrant expires on January 30, 2019. The foregoing description of the warrant does not purport to be complete and is qualified in its entirety by reference to the warrant, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 8, 2013, F.N.B. Corporation issued a press release to announce the completion of the merger of Annapolis Bancorp into F.N.B. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of F.N.B.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Warrant to purchase up to 342,563.96 shares of Common Stock, effective April 6, 2013.

99.1	Press Release dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie, Chief Legal Officer

Date: April 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant to purchase up to 342,563.96 shares of Common Stock, effective April 6, 2013.

99.1	Press Release dated April 8, 2013.